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EXHIBIT 21.1

                             LIST OF SUBSIDIARIES

United States                                                     Percent Owned

     The Santa Anita Companies, Inc.                                     100
         Los Angeles Turf Club, Inc.                                     100
              Frontrunner Restaurant Corp.                               100
     SLRD Thoroughbred Training Center, Inc.                             100
     Gulfstream Park Racing Association, Inc.                            100
              Avant Advertising, Inc.                                    100
              Orchid Concessions, Inc.                                   100
     GPRA Thoroughbred Training Center, Inc.                             100
     Pacific Racing Association                                          100
         Northern California Off-Track Wagering, Inc.                     25
     Bay Meadows Operating Company, LLC                                  100
         Northern California Off-Track Wagering, Inc.                     25
     MEC Land Holdings (California) Inc.                                 100
     Remington Park, Inc.                                                100
     Thistledown, Inc.                                                   100
     MI Racing Inc.                                                      100
     MEC Holdings (USA) Inc.                                             100
     DLR, Inc.                                                           100
     OTL, Inc.                                                           100
     Vista Hospitality Inc.                                              100
     WTA Acquisition Corp.                                               100
     20002 Delaware Inc.                                                 100
     Bay Meadows Catering Company                                        100
     MLR Acquisition Corp.                                               100
     MEC (N.Y.) Racing Inc.                                               80
     GMR-NY LLC                                                           33 1/3

Canada
     MEC Holdings (Canada) Inc.                                          100
         1207302 Ontario Inc.                                            100
         690346 Ontario Inc.                                             100
         805062 Ontario Limited                                          100
     1180482 Ontario Inc.                                                100
     1451923 Ontario Inc.                                                100
Europe
     MI Entertainment Holding GmbH                                       100
         MEC Management GmbH                                             100
              MI Air Flugbetriebs GmbH                                   100
              SDP Landholdings GmbH                                      100
                  Gemeinnutzige Wohnungsgesellschaft "SDP"
                             Gesellschaft mit beschrankter Haftung       100
                  SDP-Barter Handelsgesellschaft mbH                     100
                      SDP-Industrie-Commerz-und Handelsgesellschaft AG   100

     Fontana Beteiligungs AG                                             100
     MEC Projektentwicklungs AG                                          100
                           MEC Grundstucksentwicklungs GmbH              100